Alamosa Announces Amendment to Management and Services Agreements with
 Sprint; Schedules Second Quarter 2004 Earnings Release & Conference
                                 Call

    LUBBOCK, Texas--(BUSINESS WIRE)--June 30, 2004--Alamosa Holdings, Inc. (Nasdaq/NM:APCS) today announced it has executed amendments to its Management and Services agreements with Sprint relating to back-office billing and service charges, activation fees for new subscribers and wholesale/resale rates negotiated by Sprint with other carriers. The Company also announced its schedule for its second quarter 2004 earnings release and its quarterly conference call with investors hosted by management.

    Amendment to Sprint Management and Services Agreements

    The Company previously amended its Management and Services agreements with Sprint in December 2003 when it established fees for services through 2006, and again in March 2004, when it extended the reciprocal travel rate with Sprint to 2006. Due to recent cost-cutting efforts by Sprint, including the outsourcing of some of its back-office services, Alamosa and Sprint have agreed to a reduction of $0.70 in the monthly service fee per subscriber. The parties have also agreed to a one-time fee of $23 per each new subscriber addition payable by the Company to Sprint to cover certain customer acquisition costs. Finally, as part of the new amendments, Alamosa has agreed to a pass through rate for all new wholesale and resale rates negotiated by Sprint with other carriers for wireless service on the Sprint network through 2006.

    Second Quarter Earnings Release & Conference Call

    The Company will release its second quarter 2004 financial results on Wednesday, August 4, 2004 after the close of the market. In conjunction with the release, Alamosa has scheduled a conference call, which will be broadcast live over the Internet, on Thursday, August 5, 2004 at 9:00 a.m. Eastern Time.

What: Alamosa Holdings Second Quarter 2004 Earnings Conference Call
When: Thursday, August 5, 2004 at 9:00 a.m. Eastern Time.
How: Live via phone - By dialing 913-981-5592 and asking for the Alamosa call 10 minutes prior to the start time or listen live over the Internet by logging on to www.alamosapcs.com or www.fulldisclosure.com.

    "Sprint's willingness to amend our Management and Services agreements to include additional cost benefits from their recently announced outsourcing efforts reflects the high value we both place on our working relationship," said David E. Sharbutt, Chairman and Chief Executive Officer of Alamosa Holdings, Inc. "We appreciate Sprint's continued emphasis on reducing costs, improving customer service and bringing additional relationships to the Sprint network, all of which we believe should help our companies in the future," Mr. Sharbutt concluded.

    ABOUT ALAMOSA

    Alamosa Holdings, Inc. is the largest PCS Affiliate of Sprint based on number of subscribers. Alamosa has the exclusive right to provide digital wireless mobile communications network services under the Sprint brand name throughout its designated territory located in Texas, New Mexico, Oklahoma, Arizona, Colorado, Utah, Wisconsin, Minnesota, Missouri, Washington, Oregon, Arkansas, Kansas, Illinois and California. Alamosa's territory includes licensed population of
15.8 million residents.

    FORWARD LOOKING STATEMENTS

    Statements contained in this news release that are forward-looking statements, such as statements containing terms such as can, may, will, expect, plan, and similar terms, are subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe-harbor" provisions of the private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Alamosa's forward-looking statements, including the following factors: Alamosa's dependence on its affiliation with Sprint; shifts in populations or network focus; changes or advances in technology; changes in Sprint's national service plans or fee structure with us; change in population; difficulties in network construction; increased competition in our markets; adverse changes in financial position, condition or results of operations. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from Alamosa's forward-looking statements, please refer to Alamosa's filings with the Securities and Exchange Commission, especially in the "risk factors" sections of Alamosa's Annual Report on Form 10-K for the year ended December 31, 2003 and in subsequent filings with the Securities and Exchange Commission. Investors and analysts should not place undue reliance on forward-looking statements.

    CONTACT: Alamosa Holdings, Inc.
             Investor Relations:
             Jon D. Drake, 806-722-1455
             jdrake@alamosapcs.com